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                                                                    EXHIBIT 10.4


THE CALL OPTION EVIDENCED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE TRANSFERABILITY OF THE CALL OPTION IS SUBJECT TO RESTRICTIONS SET FORTH IN THIS INSTRUMENT AND IMPOSED BY SUCH LAWS.

                              CALL OPTION AGREEMENT

        This Call Option Agreement (this "Agreement") is made as of August 30, 2000 by and between FFPE Holding Company, Inc. ("Optionor") and Sizzler International, Inc. (the "Optionee"). Unless the context otherwise indicates, capitalized terms used herein shall have the meanings given them in Section 10 hereof.

                                    RECITALS

        A. Optionor is a Delaware corporation having its principal place of business in San Diego, California. John Sarkisian, an individual resident of California ("John"), is the holder of 33.94%, Tamara Sarkisian-Celmo, as trustee of the Tamara Sarkisian-Celmo Family Trust UDT 10/16/97 ("Tamara"), is the holder of 28.94% and the Sarkisian Family Trust UDT dated 7/19/95 is the holder of 37.12% of the outstanding capital stock of Optionor.

        B. Optionee is a Delaware corporation having its principal place of business in Culver City, California.

        C. Optionor is the holder of certain units of membership interest in FFPE, LLC, a Delaware limited liability company (the "Units").

        D. Pursuant to an LLC Membership Interest Purchase Agreement dated May 23, 2000 as amended by that Amended and Restated LLC membership Purchase Agreement dated August 21, 2000 between Optionor as Seller and Optionee as Purchaser (the "Purchase Agreement"), Optionee has acquired 82% of the Units.

        E. As of the date hereof, Optionor continues to be the holder of 18% of the outstanding Units (the "Retained Units").

        F. Pursuant to the Purchase Agreement, Optionor and Optionee have entered into this Agreement, under which Optionor agrees to grant to Optionee an option to purchase all 18 Retained Units (representing 18% of all issued and outstanding Units of FFPE, LLC) from Optionor on the terms and conditions set forth in this Agreement.

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                                    AGREEMENT

        1. GRANT AND ACCEPTANCE. On the terms and conditions set forth in this Agreement, (a) Optionor hereby grants to Optionee an option (the "Call Option") to purchase from Optionor up to all of the Retained Units at the Option Exercise Price and (b) Optionee hereby confirms its acceptance of the Call Option.

        2. OPTION EXERCISE PRICE. The price per Unit at which Optionee shall be entitled to purchase any Retained Units (the "Option Exercise Price") shall be the dollar amount described in (a) or (b) below, whichever is applicable:

                (a) With respect to any exercise of the Call Option during Year 1 or Year 2, the dollar amount equal to the number obtained by dividing (A) $7,000,000 by (B) Total Retained Units.

                (b) With respect to any exercise of the Call Option after the end of Year 2, the dollar amount equal to the number obtained by dividing (A) the positive difference, if any, between (1) the number obtained by multiplying the EBITDA of FFPE, LLC for the Relevant Trailing 12 Month Period by the Applicable Multiple and (2) the Current Debt of FFPE, LLC as of the end of such Relevant Trailing 12 Month Period by (B) all of the then outstanding Units.

In determining the EBITDA for purposes of this Section, the parties shall make any adjustments required by the Intercompany Accounting procedures set forth on the EBITDA Adjustment Guidelines, attached as Exhibit "A."

        3. TERM. The term of the Call Option shall commence as of the date of the grant thereof, which shall be the date hereof, and shall expire on the Expiration Date. Upon the Expiration Date, the Call Option and this Agreement shall become void and of no force or effect, and the parties shall have no further rights or obligations under this Agreement, other than any liability for any breach of the contract arising before the Expiration Date.

        4. EXERCISABILITY. The Call Option may be exercised by Optionee at any time during the term hereof (any such exercise, an "Option Exercise"). The Call Option may be exercised in whole or in part. However, Optionee shall be entitled to a total of two Option Exercises unless Optionor gives a Notice of Partial Cancellation (as defined below) with respect to any Option Exercise, in which case Optionee shall be entitled to a total of three Option Exercises. Immediately after the final permitted Option Exercise, the Call Option shall cease to be exercisable.

        5. EXERCISE PROCEDURE.

                (a) An Option Exercise may be made only by Optionee or a Permitted Transferee. An Option Exercise shall be commenced by giving a

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                        written notice of election (a "Notice of Election"). A
                        Notice of Election shall (a) be given in accordance with
                        Section 16 hereof, (b) state that Optionee is making an election to exercise the Call Option under this Agreement, (c) specify the number of Retained Units proposed to be acquired pursuant to the Option Exercise (the "Retained Units Proposed to be Acquired"), and (d) set forth the Applicable Multiple, the Sizzler Multiple, and the Option Exercise Price with respect to the Option Exercise, and (e) provide all of the calculations reasonably necessary for the Optionor to verify the numbers set forth in clause (d) of this Section 5(b).

                (b) Upon the giving of a Notice of Election by the Optionee, the Optionor shall have the right, within thirty (30) days of the giving of any Notice of Election, to give a Notice of Dispute pursuant to Section 5(c) and/or a Notice of Partial Cancellation pursuant to Section 5(d).

                (c) If the Optionor has reasonable grounds to believe in good faith that any calculation contained in a Notice of Election is incorrect, then within thirty (30) days of the giving of the Notice of Election the Optionor may give notice to the Optionee that it disputes the calculation (a "Notice of Dispute"). The Notice of Dispute shall set forth in detail the grounds on which the Optionor believes that the calculation is incorrect. For a period of thirty (30) days following the giving of the Notice of Dispute, the parties shall use commercially reasonable best efforts to resolve the dispute. If the parties fail to resolve the dispute within such period, then all issues in dispute relating to the Notice of Election and Notice of Dispute shall be submitted to a "Big Five" accounting firm (the "Accountants") for resolution within (ten) 10 days. If issues are submitted to the Accountants for resolution,
                        (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are reasonably available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants (a "Notice of Determination"), will be binding and conclusive on the parties; and (iii) the Optionee and the Optionor will each bear 50% of the fees of the Accountants for such determination.

                (d) If a Notice of Election is given before the end of Year 5, and if the sum of (1) the number of Retained Units Proposed to be Acquired specified in such Notice of Election and (2) the number of all Retained Units theretofore acquired by Optionee pursuant to previous Option Exercises under this Agreement (but not pursuant

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                        to either of the Put Option Agreements or otherwise),
                        exceeds 50% of the Total Retained Units, then Optionor shall have a right to cancel a portion of such Option Exercise in accordance with Section 5(e) (such right, a "Cancellation Right").

                (e) A Cancellation Right must be exercised, if at all, within thirty (30) days of the giving of a Notice of Election by the Optionee. A Cancellation Right shall be exercised by giving notice of partial cancellation (a "Notice of Partial Cancellation") to the Optionee. The Notice of Partial Cancellation shall (1) be exercised in accordance with Section 16 hereof, (2) contain a statement of the Optionor's intent to exercise its Cancellation Rights under this Section 5, (3) specify the number of Retained Units that Optionor is canceling, which number shall not exceed the difference, if any, between the Retained Units Proposed to be Acquired and 50% of the Total Retained Units (other than any Retained Units theretofore acquired by the Optionee pursuant to any Put Option Agreement or otherwise).

                (f) An Option Exercise shall become effective upon (A) the expiration of thirty (30) days after the giving thereof if no Notice of Dispute with respect to such Option Exercise has been given in accordance with Section 5(b),
                        (B) if a Notice of Dispute is given in accordance with
                        Section 5(b), upon the giving of a Notice Determination with respect to such Option Exercise.

                (g) Upon becoming effective, an Option Exercise shall be binding and conclusive upon the parties in accordance with its terms, subject to (A) the resolution of any disputed issues submitted to the Accountants pursuant to a Notice of Dispute, as such resolution is set forth in any applicable Notice of Determination and (B) such reduction in the number of Retained Units Proposed to be Acquired as may be required by any Notice of Partial Cancellation given in accordance with the terms hereof in response to such Option Exercise.

        6. SALE PROCEDURES.


                (a) Upon an Option Exercise becoming binding and conclusive pursuant to Section 5(g) hereof, Optionor shall become obligated to sell to Optionee the number of the Retained Units subject to such Option Exercise, subject only to delivery by the Optionee of the instruments described in
                        Section 6(c) hereof.


                (b) The consummation of the sale of any Retained Units pursuant to an Option Exercise that has become binding and conclusive pursuant to Section 5(g) hereof (a "Closing") shall take place at the

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                        principal executive offices of Optionee on such business
                        day, not later than 90 days after the Option Exercise has become binding and conclusive pursuant to Section 5(g) hereof, as Optionor and Optionee may select.

                (c) At the Closing, Optionee shall tender the full amount of the Option Exercise Price of the Retained Units Being Sold, in cash. Upon such tender, Optionor shall deliver
                        (i) certificates evidencing the Retained Units Being Sold, duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to Optionee duly executed by Optionor, free and clear of any Encumbrances, (ii) an Opinion of Counsel, and (iii) a Seller's Certificate.

        7. NON-TRANSFERABILITY OF RETAINED UNITS.


                (a) Except as otherwise provided herein, Optionor shall not Transfer any of the Retained Units without the express prior written consent of Optionee, which consent may be withheld in Optionor's sole and absolute discretion, and the Retained Units shall not be subject to execution, attachment or similar process. Any attempt to Transfer any of the Retained Units, or to subject the Retained Units to execution, attachment or similar process, other than in accordance with this Agreement shall be void ab initio.


                (b) Optionor may Transfer the Retained Units to any Affiliate, provided that the Optionor gives Optionee at least 30 days prior written notice of such Transfer and the Transferee acquires the Retained Units, assumes in writing all of the obligations of Optionor under this Agreement, and acknowledges acceptance of the Retained Units subject to all terms, conditions and restrictions hereof, a copy of which assumption and acknowledgement is provided to Optionee.


                (c) The certificates evidencing the Retained Units shall bear an appropriate legend regarding restrictions on transferability thereof under applicable law and this Agreement.

        8. REPRESENTATIONS AND WARRANTIES OF OPTIONOR. Optionor represents and warrants to Optionee, as of the date hereof and as of the date of any exercise of the Call Option, that:

                (a) The Retained Units are duly authorized, validly issued, fully paid and non-assessable units of membership interest of FFPE, LLC.

                (b) There are no outstanding subscriptions, options, warrants, rights, puts, calls, pre-emptive rights, commitments, conversion rights, rights of exchange, plans, or other agreements of any kind relating to the Retained Units.

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                (c)     Optionor is the sole beneficial owner and holder of
                        record of all 18 of the Retained Units. The Retained Units are free and clear of any Encumbrances. The delivery to Optionor of the Unit certificates evidencing the Retained Units, duly endorsed in blank or accompanied by appropriate written instruments of transfer duly executed by Optionor, is sufficient to transfer to Optionee valid title thereto, free and clear of any Encumbrance.

                (d) Optionor has all necessary corporate power and authority to enter into this Agreement and make any endorsement or execute and deliver any written instrument of transfer necessary to transfer the Retained Units to Optionee.

                (e) This Agreement has been duly executed and delivered by Optionor and is a valid and binding obligation of Optionor, enforceable against Optionor in accordance with its terms.

                (f) No consent by any third party or governmental authority is required in connection with the execution or delivery by Optionor of this Agreement or the consummation of the sale of the Retained Units to Optionee contemplated hereunder. The execution and delivery by Optionor of this Agreement and the sale of the Retained Units to Optionee will not conflict with or result in any breach of or constitute a default under any agreement or instrument to which FFPE, LLC or Optionor is a party or by which its or such Optionor's assets are bound.

        9. ADJUSTMENTS. If outstanding Retained Units subject to the Call Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger or consolidation of FFPE, LLC, or as a result of a recapitalization, reclassification, dividend by or other distribution, Unit split, reverse Unit split or the like involving FFPE, LLC, then Optionor shall make appropriate and proportionate adjustment in the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of the Call Option, provided, however, that any such adjustment shall be made without changing the aggregate Option Exercise Price of the unexercised portion of the Call Option.

        10. DEFINITIONS. Capitalized terms used in this Agreement without definition shall have the following meanings:

                (a) "Affiliate" shall mean, with respect to a specified person, any person that controls, is controlled by or is under common control with the specified person and with respect to Optionor shall include John Sarkisian, Tamara Sarkisian-Celmo or a trust of which either is a beneficiary.

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                (b)     "Applicable Multiple" shall mean, with respect to any
                        determination of the Option Exercise Price applicable to any particular exercise, the average of (A) the Sizzler Multiple at the time of such exercise and (B) either (i) ten (10) if such exercise is during Year 3, (ii) eight
                        (8) if such exercise is during Year 4, and (iii) seven
                        (7) if such exercise is during Year 5 or Thereafter; provided, however, in no event shall the Applicable Multiple exceed eleven (11) if such exercise is during Year 3, or nine (9) if such exercise is during Year 4, or eight (8) if such exercise is during Year 5 or Thereafter.

                (c) "Current Debt" of a company or a division shall refer to the total debt (current and non-current) of such company or division, determined from the financial statements thereof prepared in accordance with GAAP.

                (d) "EBITDA" of a company or division for any period shall mean the earnings of the company or division for such period before interest, income taxes, depreciation and amortization of the company or division, other than any non-recurring items, determined from financial statements of such company or division in accordance with GAAP.

                (e) "Encumbrances" shall mean any security interest, pledge, mortgage, hypothecation, lien, charge encumbrances, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any pre-emptive rights, options, warrants, puts, calls, or restrictions on use, voting, transfer (other than restrictions under applicable securities laws), receipt of income or other exercise of any attributes of ownership.

                (f) "Expiration Date" shall be the first to occur of (a) the tenth (10th) anniversary of the date of this Agreement or (b) the date of purchase of all of the remaining Retained Units subject to this Agreement.

                (g) "Fair Market Value" of a security on any day shall be equal to the last sale price, regular way, per unit of such security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if securities

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                        are not listed or admitted to trading on any national
                        securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the corporation issuing such security. In all other cases, Fair Market Value shall be the value determined in good faith by such Board.

                (h) "GAAP" shall mean generally accepted accounting principles, consistently applied.

                (i) "Net Sale Transaction Proceeds" includes the total consideration paid or given in respect of a Sale Transaction, net of legal expenses, investment banker and other professional fees and costs, printing costs, and other transaction costs.

                (j) "Net Sale Transaction Proceeds Per Unit" with respect to a Sale Transaction is the Net Sale Transaction Proceeds of such transaction divided by the number of Units outstanding immediately before the exercise for which the adjustment is being determined.

                (k) "Opinion of Counsel" shall mean an opinion of Optionor's legal counsel, in form satisfactory to Optionor and dated as of the date of the purchase of any Retained Units hereunder, to the effect that: (a) the Retained Units are validly issued, fully paid and non-assessable units of membership interest in FFPE, LLC; (b) Optionor is the sole holder of record and beneficial owner of the Retained Units; (c) the execution and delivery of the assignment instruments do not contravene any applicable provision of law; and (d) the Retained Units have been validly assigned by Optionor to Optionee, free and clear of any Encumbrance.

                (l) "Permitted Transferee" shall mean any person to whom the Call Option has been transferred in accordance with
                        Section 7(b) hereof. A Permitted Transferee shall be treated as Optionee for all purposes under this Agreement.

                (m) "Put Option Agreements" shall refer to the Put Option Agreement (John Sarkisian) and the Put Option Agreement (Tamara Sarkisian-Celmo), each as of even date herewith between the Optionor and the Optionee.

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

               (n) "Relevant Trailing 12 Month Period" shall mean, with respect to the determination of the Option Exercise Price applicable to any exercise of the Call Option, the Optionee's thirteen (13) completed four-week accounting periods immediately preceding the exercise.

               (o) "Retained Units Being Sold" shall mean the Retained Units Proposed to be Acquired, after giving effect to any reduction in the number of such Retained Units pursuant to the exercise of a Cancellation Right in accordance with this Agreement.

               (p) "Sale Transaction" includes the sale of substantially all of the assets of FFPE, LLC, a transfer of more than 50% of the outstanding Units, or a merger to which FFPE, LLC is a party other than as the surviving entity, other than a sale, transfer or merger to or with an Affiliate of Optionee.

               (q) "Sellers' Certificate" shall mean a written certificate signed by Optionor, in form satisfactory to Optionee and dated as of the date of any sale of Retained Units hereunder, to the effect that the representations and warranties of Optionor set forth in Section 8 (a), (b),
                      (c), (d) and (f) of this Agreement are true and correct in all respects as of the date of the sale of any Retained Units hereunder.

               (r) "Sizzler Multiple" shall mean the number obtained by dividing (A) the sum of (1) the number obtained by multiplying (x) the Fair Market Value of a share of Optionee's common stock as of the end of the Relevant Trailing 12-Month Period and (y) the number of shares of Optionee's common stock outstanding as of such date and
                      (2) the Current Debt of Optionee as of such date by (B) EBITDA of Optionee for the Relevant Trailing 12-Month Period.

               (s) "Subsidiary" of a specified person shall mean any corporation or other entity, more than 50% of the stock or ownership interest of which is owned by the specified person.

               (t) "Total Retained Units" shall mean all of the Retained Units (representing 18% of FFPE, LLC) subject to the Call Option, before any exercise thereof.

               (u) "Transfer" shall mean sell, transfer, assign, convey, gift, pledge, hypothecate or dispose of in any way, whether by operation of law or otherwise.

               (v) "Year 1" shall mean the period commencing on the date of this Agreement and terminating August 29, 2001.

               (w) "Year 2" shall mean the period commencing on August 30, 2001 and terminating on August 29, 2002.

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

               (x) "Year 3" shall mean the period commencing on August 30, 2002 and terminating on August 29, 2003.

               (y) "Year 4" shall mean the period commencing on August 30, 2003 and terminating on August 29, 2004.

               (z) "Year 5" shall mean the period commencing on August 30, 2004 and terminating on August 29, 2005.

               (aa) "Year 5 and Thereafter" shall mean the period commencing at the beginning of Year 5 and terminating on the Expiration Date.

        11. STOCKHOLDER RIGHTS. Optionee shall not be entitled to vote, receive dividends, or be deemed for any purpose the holder of any Retained Units until the Call Option shall have been exercised and the Retained Units shall have been purchase by Optionee in accordance with the provisions of this Agreement.

        12. EXPENSES. Except as otherwise express set forth herein, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

        13. WAIVER OF COMPLIANCE; CONSENTS. Any failure by Optionor or Optionee to comply with any obligation, covenant, agreement or condition herein may be waived by Optionee or Optionor, as applicable, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        14. GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California by California residents without regard to California choice of law principles.

        15. CAPTIONS. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

        16. NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

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                   if to Optionee at:

                   Sizzler International, Inc.
                   6101 West Centinela Avenue
                   Culver City, California 90230
                   Attn:  Michael B. Green
                   Tel:    (310) 568-0135
                   Fax:    (310) 568-8255

                   with a copy to its counsel at:

                   Pachulski, Stang, Ziehl, Young & Jones PC
                   10100 Santa Monica Boulevard Suite 1100
                   Los Angeles, California 90067
                   Attn:  David J. Barton, Esq.
                   Tel:    (310) 277-6910
                   Fax:    (310) 201-0760

                   and if to Optionor at:

                   FFPE Holding Company, Inc.
                   9823 Pacific Heights Blvd., Suite J
                   San Diego, California 92121
                   Attn:  John Sarkisian
                   Tel: 858-843-3266
                   Fax: 858-552-4930

                   and with a copy to each of the
                   following counsel at:

                   Sheppard, Mullin, Richter & Hampton, LLP
                   501 West Broadway, 19th Floor
                   San Diego, California  92101-3598
                   Attn:  Richard L. Kintz, Esq.
                   Tel:    (619) 338-6500
                   Fax:    (619) 234-3815


or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered to and received by the party to whom it is directed three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or upon delivery via overnight courier service, in each case addressed to the intended recipient as described above. Any notice, request, claim, demand or other

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

communication given in any other manner shall only be deemed received by the intended recipient thereof upon such recipient's actual receipt thereof.

        17. PARTIES IN INTEREST. This Agreement may not be transferred, assigned, sold, conveyed, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

        19. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes the Letter of Intent between the parties dated February 28, 2000 and all other prior agreements and understandings (written or oral) between the parties with respect to such subject matter.

        20. AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

        21. THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

        22. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

        23. SPECIFIC PERFORMANCE. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

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        24. PRINCIPLES OF CONSTRUCTION.


                (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.


               (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


               (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", unless already expressly followed by such phrase or the phrase "but not limited to".


               (d) All references to "U.S. dollars" or "$" shall be deemed references to lawful money of the United States of America.


               (e) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.


               (f) All words importing any gender shall be deemed to include the other genders.


               (g) All references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to.


               (h) Unless otherwise specified, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, modifications and supplements thereto.


               (i) Each party has reviewed and commented upon this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

        25. ADDITIONAL CONSIDERATION. In the event of the consummation of any Sale Transaction within the six-month period following any exercise of the Call Option, the Option Exercise Price paid or payable in connection with the purchase of Units pursuant to such exercise shall be subject to adjustment. If the Net Sale Transaction Proceeds per Unit exceeds the Option Exercise Price per Unit purchased or purchasable by Optionee pursuant to such exercise, then the Option Exercise Price paid or payable to Optionee shall be increased by the amount of the difference multiplied by the number of Units purchased by Optionee pursuant to such exercise. Optionor and Optionee agree to promptly pay or refund the amount of any increase or decrease upon demand by the other.

        26. FURTHER ASSURANCES. Each party agrees to promptly provide the other party with such information as is necessary to make the computations required hereunder and to effectuate the purposes of this Agreement.

        IN WITNESS WHEREOF, Optionor and Optionee have entered into this Option Agreement in Los Angeles, California as of the day and year first written.

"OPTIONOR":

FFPE Holding Company, Inc.

By:     /s/ JOHN SARKISIAN
        --------------------------

Its:    President
        --------------------------

By:     /s/ TAMARA SARKISIAN-CELMO
        --------------------------

Its:    Vice President
        --------------------------


"OPTIONEE":

Sizzler International, Inc.

By:     /s/ CHARLES L. BOPPELL
        --------------------------

Its:    President and CEO
        --------------------------

By:     /s/ STEVEN R. SELCER
        --------------------------

Its:    Vice President and CFO
        --------------------------

                                    EXHIBIT A

                          EBITDA ADJUSTMENT GUIDELINES

The parties acknowledge that a substantial portion of the value of the Call Option may be related to future value of the Units of the Membership Interests of FFPE, LLC (the "Company"). Therefore, Optionor and Optionee have agreed upon the following EBITDA Adjustment Guidelines:


1. Intercompany Accounting. During the term of the Call Option, for purposes of determining the Option Exercise Price, the EBITDA of the Company shall be adjusted to eliminate any impact adverse to Optionor of any of the following items, unless such item is agreed to by Optionor:

        (a) Any charge or allocation of any corporate overhead services or similar items (collectively, "Overhead Charges");

        (b) Any charge to the Company for any costs related to the Optionee's acquisition of the Company, including, but not limited to: acquisition expenses, legal expenses, investment banking and similar expense;

        (c) Any non-recurring or extraordinary charges other than attributable to the Company during the term of the Put Option from any source;

        (d) Any subsequent change to the reserves of the Company established at the Closing (as defined in the Agreement); and

        (e) The 2% management fee, if any, paid or payable to Optionee permitted in Section 6.5 of the limited liability company agreement of the Company.


2. Corporate Services. During the term of the Call Option, in the event that Optionee can provide needed goods and services at a price and terms equal to or less than the price and terms offered by and at a quality level equal to that of unaffiliated third parties, then such goods and services shall be acquired from Optionee.


3. Volume Discounts. During the term of the Call Option, Optionee shall not charge the Company for any volume purchasing discounts that the Company is able to recognize as a result of the joint purchasing power of Optionee and the Company.

4. Consent. For purposes of these Guidelines, the agreement of John Sarkisian shall be conclusively presumed to be the agreement of the Optionor and of the Shareholders.

                                      -1-